Exhibit 10.11

Form of Secured Convertible Promissory Note, Warrant and Security Agreement

pertaining to the private placement that closed on December 6, 2013.

THE SECURITIES REPRESENTED BY THIS SECURED NOTE, INCLUDING THE SECURITIES INTO WHICH THIS SECURED NOTE MAY BE CONVERTED, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE OFFERED FOR SALE OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAW OR UPON ISSUANCE OF AN OPINION OF COUNSEL (SATISFACTORY TO THE COMPANY) THAT SUCH SALES ARE PERMISSIBLE UNDER RULE 144 OR PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS.

ABTECH HOLDINGS, INC.

SECURED CONVERTIBLE PROMISSORY NOTE

$	Dated: December __, 2013
(Original Principal Amount)	(“Issuance Date”)

FOR VALUE RECEIVED ABTECH HOLDINGS, INC., a company organized under the laws of Nevada (the “Company”), hereby promises to pay to ___________ (the “Payee”), or its registered assigns, the principal amount of ________________ ($_______USD) together with interest thereon calculated from the Issuance Date (“Interest Commencement Date”) in accordance with the provisions of this Secured Convertible Promissory Note (as amended, modified and supplemented from time to time, this “Secured Note” and together with any other Secured Notes issued in the Secured Note Issuance (as defined below) or upon transfer or exchange, the “Secured Notes”). Capitalized terms not defined in this Secured Note shall have the meaning ascribed to them in the Subscription Agreement.

Certain capitalized terms are defined in Section 9 hereof.

1.          Payment of Interest. Interest shall accrue on the unpaid principal amount of this Secured Note at a rate equal to six and one-half percent (6.50%) per annum (the “Interest Rate”) beginning on the Interest Commencement Date.  The Company shall pay Payee all accrued interest on this Secured Note on June 30 and December 31 of each year (or on the next Business Day if any such payment date falls on a weekend or a legal holiday) for so long as the Secured Notes are outstanding, payable in cash or in-kind (in additional Secured Notes), at the option of the Payee, and Payee shall provide the Company with written notice of its payment election not less than fifteen (15) days prior to each interest payment date.  In the event that no such notice is delivered to the Company by the Payee, the accrued interest shall be paid in cash.  Following any Event of Default (as defined below), interest on this Secured Note shall accrue, to the extent permitted by law, at a rate equal to the lesser of fifteen percent (15%) per annum or the maximum rate permitted by applicable law, through the date on which such Event of Default ceases to exist. Interest shall be computed on the basis of the actual number of days elapsed and a 365-day year.  NOTWITHSTANDING THE FOREGOING, IN NO EVENT WILL THE APPLICABLE INTEREST RATE ON THIS SECURED NOTE EVER EXCEED THE MAXIMUM RATE PERMITTED UNDER APPLICABLE LAW.  IF, BUT FOR THE PRECEDING SENTENCE, THE INTEREST RATE ON THIS SECURED NOTE FOR ANY PERIOD WOULD EXCEED THE MAXIMUM RATE PERMITTED UNDER APPLICABLE LAW, THE INTEREST RATE FOR SUCH PERIOD SHALL BE REDUCED TO THE MAXIMUM RATE PERMITTED UNDER APPLICABLE LAW.

Exhibit 10.11

2.          Maturity Date. The entire principal amount of this Secured Note and all accrued but unpaid interest thereon shall be due and payable in full in cash in immediately available funds on the twenty-four (24) month anniversary of the Issuance Date (such date, the “Maturity Date”).

3.          Conversion. The Payee shall have the option to (a) convert this Secured Note, or any portion thereof, into shares of Common Stock of the Company at a conversion price of $0.53 per share at any time prior to repayment of the Secured Note by the Company; or (b) tender this Secured Note to the Company for immediate repayment of principal and accrued and unpaid interest at any time on or after the Maturity Date. Payment of all interest owed and principal shall be made within 5 Business Days of the tender of the Secured Note. In lieu of any fractional shares of Common Stock to which Payee would otherwise be entitled upon conversion, the Company shall round up to the nearest whole number the amount of shares the Payee shall receive.

(ii)         Except as otherwise expressly provided herein, if the conversion option is elected by the Payee, the conversion of this Secured Note under Section 3(i) above shall be deemed to have been effected on the date this Secured Note has been surrendered for conversion at the principal office of the Company. At such time as such conversion has been effected, the rights of the holder of this Secured Note as the holder of such Secured Note shall cease (with respect to the amount so converted), and the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the Common Stock represented thereby.

(iii)        As soon as possible after the conversion has been effected (but in any event within five (5) Business Days), the Company shall deliver to the converting holder a certificate or certificates representing the shares of Common Stock issuable by reason of such conversion in such name or names and such denomination or denominations as the converting holder has specified. In the event that the Payee elects to tender this Secured Note to the Company for immediate repayment, such payment shall be delivered to the Payee within five (5) Business Days to the address provided by the Payee to the Company at the time of the surrender of this Secured Note.

(iv)        The issuance of certificates for shares of Common Stock upon conversion of this Secured Note shall be made without charge to the holder hereof in respect thereof or other cost incurred by the Company in connection with such conversion and the related issuance of Common Stock. Upon conversion of this Secured Note, the Company shall take all such actions as are necessary in order to ensure that the Common Stock issuable upon conversion shall be validly issued, fully paid and nonassessable.

(v)         The Company shall not close its books against the transfer of this Secured Note in any manner which interferes with the timely conversion of this Secured Note. The Company shall assist and cooperate with any holder of this Secured Note required to make any governmental filings or obtain any governmental approval prior to or in connection with the conversion of this Secured Note (including, without limitation, making any filings required to be made by the Company).

(vi)        The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of issuance upon conversion hereunder, such number of shares as are issuable upon conversion. All shares of such Common Stock which are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges. The Company shall take all such actions as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which such shares of Common Stock are listed.

Exhibit 10.11

4.          Prepayment. The Secured Notes may be prepaid in whole or part without the prior written consent of the Subscriber at any time at least ten (10) days after the Subscriber receives written notice from Company notifying the Subscriber of the Company’s intention to prepay the Secured Notes; provided, however, that no such notice may be given unless either (i) a Change of Control has occurred, or (ii) the Secured Note has been outstanding for not less than eighteen (18) months and the closing price of the Company’s Common Stock on the principal market on which the Common Stock is then traded has exceeded $1.00 per share for the prior 30 consecutive days (adjusted to reflect any stock splits, stock dividends or similar changes in the Common Stock). For purpose hereof, a “Change of Control” shall mean the acquisition by any Person or group of Persons acting in concert of a majority of the outstanding shares of Common Stock. To be clear, Subscriber continues to have the right to convert any or all of its Secured Notes at any time prior to the prepayment being made. Payment in full of any unconverted Secured Notes is due within 15 days after written notice is received by Subscriber.

5.          Seniority; Additional Issuances of Debt and Equity. This Secured Note has a security interest in the Collateral (as defined in the Security Agreement dated December __, 2013 by and among the Company, Abtech Industries, Inc. and the holders of the Secured Notes (the “Security Agreement”)), that is prior to any other security interest in the Collateral, except that such security interest shall be junior to the senior security interest in the Collateral securing $1.5 million principal amount of senior secured convertible promissory notes ( the “Pinnacle Notes”) held by Pinnacle Family Office Investments LP (“Pinnacle”). This Secured Note shall be senior to all other debt of the Company, whether now or hereinafter existing, except (i) as otherwise hereinafter provided, and (ii) this Secured Note is subordinate to repayment in full of the Pinnacle Notes. The Company shall repay the Pinnacle Notes in full upon maturity if the Pinnacle Notes have not been converted into Common Stock prior to their maturity date, and upon conversion or repayment of the Pinnacle Notes, the Company shall obtain a release of the security interest held by Pinnacle in the Collateral.

(a)          The Company may incur additional indebtedness of up to $5 million of non-convertible debt that is senior in right of payment to the Secured Notes, and that has a security interest in the Collateral that is senior to the Secured Notes, and the Payee shall execute and deliver to the Company and the provider of any such additional indebtedness such documents as shall be reasonably requested in order to evidence the subordination of this Secured Note and the Payee’s security interest in the Collateral to such additional indebtedness and the provider’s security interest in the Collateral. Other than such additional indebtedness, so long as this Secured Note is outstanding, the Company shall not incur any indebtedness that is senior to this Secured Note, whether with respect to interest, damages or upon liquidation or dissolution or otherwise, and the Company will not, and will not permit any subsidiary to, directly or indirectly, incur any Lien on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom.

(b)          So long as any Notes are outstanding, neither the Company nor any Subsidiary shall, directly or indirectly, (i) redeem, purchase or otherwise acquire any capital stock or set aside any monies for such a redemption, purchase or other acquisition or (ii) issue any Common Stock or Common Stock equivalents with an effective price or a number of underlying shares that floats or resets or otherwise varies or is subject to adjustment based (directly or indirectly) on market prices of the Common Stock.

Exhibit 10.11

(c)          Notwithstanding anything to the contrary herein, the Company shall be permitted to, without the consent of the Payees: (i) incur additional unsecured indebtedness provided, that such additional indebtedness is subordinate to the Secured Notes, and (ii) issue additional shares of its Common Stock.

6.          Method of Payments.

(i)          Payment. So long as a Payee or any of its nominees shall be the holder of any Secured Note, and notwithstanding anything contained elsewhere in this Secured Note to the contrary, the Company will pay all sums for principal, interest, or otherwise becoming due on this Secured Note held by the Payee or such nominee not later than 3:00 p.m. New York time, on the date such payment is due, in immediately available funds, in accordance with the payment instructions that the Payee may designate in writing, without the presentation or surrender of such Secured Note or the making of any notation thereon. Any payment made after 3:00 p.m. New York time, on a Business Day will be deemed made on the next following Business Day. If the due date of any payment in respect of this Secured Note would otherwise fall on a day that is not a Business Day, such due date shall be extended to the next succeeding Business Day, and interest shall be payable on any principal so extended for the period of such extension. All amounts payable under this Secured Note shall be paid free and clear of, and without reduction by reason of, any deduction, set-off or counterclaim. The Company will afford the benefits of this Section to the Payee and to each other Person holding this Secured Note.

(ii)         Transfer and Exchange. Upon surrender of any Secured Note for registration of transfer or for exchange to the Company at its principal office, the Company at its sole expense will execute and deliver in exchange therefor a new Secured Note or Secured Notes, as the case may be, as requested by the holder or transferee, which aggregate principal amount is equal the unpaid principal amount of such Secured Note, registered as such holder or transferee may request, dated so that there will be no loss of interest on the Secured Note and otherwise of like tenor; provided that this Secured Note may not be transferred by Payee to any Person other than Payee’s affiliates without the prior written consent of the Company (which consent shall not be unreasonably withheld or delayed). The issuance of new Secured Notes shall be made without charge to the holder(s) of the surrendered Secured Note for any issuance tax in respect thereof or other cost incurred by the Company in connection with such issuance, provided that each Secured Noteholder shall pay any transfer taxes associated therewith. The Company shall be entitled to regard the registered holder of this Secured Note as the holder of the Secured Note so registered for all purposes until the Company or its agent, as applicable, is required to record a transfer of this Secured Note on its register.

(iii)        Replacement. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Secured Note and, in the case of any such loss, theft or destruction of any Secured Note, upon receipt of an indemnity reasonably satisfactory to the Company or, in the case of any such mutilation, upon the surrender and cancellation of such Secured Note, the Company, at its expense, will execute and deliver, in lieu thereof, a new Secured Note of like tenor and dated the date of such lost, stolen, destroyed or mutilated Secured Note.

7.          Covenants of the Company. The Company covenants and agrees as follows:

(i)          Consolidation, Merger and Sale. The Company will not (a) consolidate or merge with or into (or permit any subsidiary to consolidate or merge with or into) any other person other than a subsidiary (where the pre-existing stockholders of the Company will own a majority of the voting stock of the surviving entity), or (b) sell or otherwise dispose of (or permit any subsidiary to sell or otherwise dispose of) a material portion of its property or assets in one or more transactions to, any other person or entity or enter into (or permit any subsidiary to enter into) an agreement with respect to any of the foregoing without the prior consent of the Payee.

Exhibit 10.11

(ii)         Restricted Payments. The Company will not declare or pay any dividends on, or make any other distribution or payment on account of, or redeem, retire, purchase or otherwise acquire, directly or indirectly, any equity interests of any class of the Company or any subsidiary, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash, property or in obligations of the Company or any of its subsidiaries.

(iii)        Secured Notes. All Secured Notes shall be on the same terms and shall be in substantially the same form. All payments to the holder of any Secured Note (that has not yet matured or otherwise become due and payable) shall be made to all holders of Secured Notes, pro rata, based on the aggregate principal amount plus accrued but unpaid interest outstanding on such Secured Notes at such time. The Company may make payments to Notes which have become due and payable by their terms without having to make pro rata payments to other holders of Secured Notes whose notes have not yet matured.

(v)         Reporting Requirements. For as long as the Company is subject to the periodic reporting requirements of the Securities Exchange Act of 1934 as amended (the “Exchange Act”) the Company shall file all documents and reports with the Securities and Exchange Commission that it is required to file under the Exchange Act and each such document or report will, at the time of such filing, (i) comply as to form with the requirements of the Exchange Act and (ii) not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein not misleading.

8.          Events of Default. If any of the following events takes place before the Maturity Date (each, an “Event of Default”), Payee at its option may declare all principal and accrued and unpaid interest thereon and all other amounts payable under this Secured Note immediately due and payable; provided, however, that this Secured Note shall automatically become due and payable without any declaration in the case of an Event of Default specified in clause (iii) or (v), below:

(i)          Company fails to make payment of any amount when due under this Secured Note; or

(ii)         A receiver, liquidator or trustee of Company or any substantial part of Company’s assets or properties is appointed by a court order; or

(iii)        Company is adjudicated bankrupt or insolvent; or

(iv)        Any of Company’s property is sequestered by or in consequence of a court order and such order remains in effect for more than 30 days; or

(v)         Company files a petition in voluntary bankruptcy or requests reorganization under any provision of any bankruptcy, reorganization or insolvency law or consents to the filing of any petition against it under such law, or

(vi)        Any petition against Company is filed under bankruptcy, receivership or insolvency law; or

(vii)       Company makes a formal or informal general assignment for the benefit of its creditors, or admits in writing its inability to pay debts generally when they become due, or consents to the appointment of a receiver or liquidator of Company or of all or any part of its property; or

Exhibit 10.11

(viii)      An attachment or execution is levied against any substantial part of Company’s assets that is not released within 30 days; or

(ix)         Company dissolves, liquidates or ceases business activity, or transfers any major portion of its assets other than in the ordinary course of business; or

(x)          Company breaches in any material respect any covenant or agreement on its part contained in this Secured Note or any of the other Transaction Documents (as defined in the Subscription Agreement); or

(xi)         Any material inaccuracy or untruthfulness of any representation or warranty of the Company set forth in this Secured Note, the Subscription Agreement or any of the other the Offering Documents (as defined in the Subscription Agreement); or

(xii)        There has been an event of default under any of the other Transaction Documents, as defined therein, which causes a Material Adverse Effect (as defined in the Subscription Agreement); or

(xiii)       the Company shall default in any of its obligations under any mortgage, credit agreement or other facility or financing instrument that involves an obligation of the Company of greater than $100,000 whether such indebtedness now exists or shall hereafter be created; or

(xiv)      the Company has entered against it any monetary judgment, writ or similar final process for an amount greater than $100,000.

9.           Definitions.

“Business Day” means a day (other than a Saturday or Sunday) on which banks generally are open in New York, New York for the conduct of substantially all of their activities.

“Person” means any person or entity of any nature whatsoever, specifically including an individual, a firm, a company, a corporation, a partnership, a limited liability company, a trust or other entity.

“Secured Noteholder” with respect to any Secured Note, means at any time each Person then the record owner hereof and “Secured Noteholders” means all of such Secured Noteholders collectively.

“Secured Note Issuance” or “Offering” shall mean the Secured Convertible Promissory Notes issued by the Company to the Payee and other Secured Noteholders (each in substantially the form of this Secured Note) in the original principal amount not to exceed $3,500,000 in the aggregate.

“Subscription Agreement” means the Subscription Agreement, dated December __, 2013 or later between the Company and the Payee.

Exhibit 10.11

10.         Expenses of Enforcement, etc. The Company agrees to pay all reasonable fees and expenses incurred by the Payee in connection with any amendments, modifications, waivers, extensions, renewals, renegotiations or “workouts” of the provisions hereof or incurred by the Payee in connection with the enforcement or protection of its rights in connection with this Secured Note, or in connection with any pending or threatened action, proceeding, or investigation relating to the foregoing, including but not limited to the reasonable fees and disbursements of counsel for the Payee. The Company indemnifies the Payee and its directors, managers, affiliates, partners, members, officers, employees and agents against, and agrees to hold the Payee and each such person and/or entity harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees and expenses, incurred by or asserted against the Payee or any such person and/or entity arising out of, in any way connected with, or as a result of (i) the consummation of the loan evidenced by this Secured Note and the use of the proceeds thereof or (ii) any claim, litigation, investigation or proceedings relating to any of the foregoing, whether or not the Payee or any such person and/or entity is a party thereto other than any loss, claim, damage, liability or related expense incurred or asserted against the payee or any such person on account of the payee’s or such person’s gross negligence or willful misconduct. Notwithstanding the foregoing, with respect to the indemnification obligations of the Company hereunder, (a) the Company’s aggregate liability under this Secured Note to the Payee shall not exceed the aggregate principal amount of the Secured Note and all accrued and unpaid interest thereon and (b) indemnified liabilities shall not include any liability of any indemnitee arising out of such indemnitee’s gross negligence or willful misconduct. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities which is permissible under applicable law.

11.         Security Interest.

(i)          Creation of Security Interest. In order to secure the payment of then principal and interest and all other obligations of the Company hereunder now or hereafter owed by the Company to Payee under this Secured Note (the “Secured Obligations”), the Company and its subsidiary AbTech Industries, Inc. hereby grants to Payee (or its designee) (the “Secured Party”) a security interest (the “Security Interest”) in the Collateral (as defined in the Security Agreement), which includes, without limitation, a security interest in all of the intellectual property held by the Company and its subsidiaries on the terms and conditions set forth herein and the Transaction Documents.

(ii)         Additional Rights of Secured Party. The Company and its subsidiary AbTech Industries, Inc. shall each execute and deliver to Secured Party concurrently with the Company’s execution and delivery of this Agreement and at any time thereafter at the reasonable request of Secured Party, all financing statements, continuation financing statements, fixture filings, security agreements, mortgages, pledges, assignments, endorsements of certificates of title, applications for title, affidavits, reports, notices, schedules of accounts, letters of authority, and all other documents that Secured Party may reasonably request, in form reasonably satisfactory to Secured Party, to perfect and maintain perfected Secured Party’s continuing security interests in the Collateral and in order to fully consummate all of the transactions contemplated under the Offering Documents, the Company and AbTech Industries, Inc. hereby authorize Secured Party to file and/or record such financing statements and other documents as Secured Party deems reasonably necessary to perfect and maintain Secured Party’s continuing security interest in the Collateral, including, but not limited to, any and all filings recognized by the United States Patent and Trademark Office for the purposes of perfecting a security interest in any Collateral that is considered intellectual property of the Company. The Company and AbTech Industries, Inc. each agrees that any such financing statements may contain an “all asset” or “all property” description of the Collateral.

(iii)        The Security Interest shall terminate when all the Secured Obligations have been fully and indefeasibly paid in full, at which time the Payee shall execute and deliver to the Company and AbTech Industries, Inc. all Uniform Commercial Code termination statements and similar documents which the Company and/or AbTech Industries, Inc. shall reasonably request to evidence such termination.

Exhibit 10.11

12.         Amendment and Waiver. The provisions of this Secured Note may not be modified, amended or waived, and the Company may not take any action herein prohibited, or omit to perform any act herein required to be performed by it, without the written consent of the holders of a majority of the then outstanding principal amount of all similar convertible notes issued in the Company’s offering of Secured Notes; provided, however, that any waiver of any Event of Default shall require the written consent of the holders of not less than 60% of the then outstanding principal amount of all similar convertible notes issued in the Company’s offering of Secured Notes; provided, further, that any amendment to this Secured Note which (i) changes the Interest Rate in Section 1 hereof, (ii) changes the Maturity Date in Section 2 hereof or (iii) adversely affects the Payee’s ability to convert or to refrain from converting this Secured Note in its sole discretion pursuant to Section 3 hereof, must be approved in writing by the holders of 100% of the then outstanding principal amount of all similar convertible notes issued in the Secured Note Issuance (including this Secured Note).

13.         Remedies Cumulative. No remedy herein conferred upon the Payee is intended to be exclusive of any other remedy and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

14.         Remedies Not Waived. No course of dealing between the Company and the Payee or any delay on the part of the Payee in exercising any rights hereunder shall operate as a waiver of any right of the Payee.

15.         Assignments. The Payee may assign, participate, transfer or otherwise convey this Secured Note and any of its rights or obligations hereunder or interest herein, in whole or part, to any other Person and this Secured Note shall inure to the benefit of the Payee’s successors and assigns. The Company shall not assign or delegate this Secured Note or any of its liabilities or obligations hereunder.

16.         Headings. The headings of the sections and paragraphs of this Secured Note are inserted for convenience only and do not constitute a part of this Secured Note.

17.         Severability. If any provision of this Secured Note is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Secured Note will remain in full force and effect. Any provision of this Secured Note held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

18.         Cancellation. After all principal, premiums (if any) and accrued interest at any time owed on this Secured Note have been paid in full, or this Secured Note has been converted this Secured Note will be surrendered to the Company for cancellation and will not be reissued.

19.         Maximum Legal Rate. If at any time an interest rate applicable hereunder exceeds the maximum rate permitted by law, such rate shall be reduced to the maximum rate so permitted by law.

20.         Place of Payment and Notices. Unless otherwise stated herein, payments of principal and interest are to be delivered to the Secured Noteholder of this Secured Note at the address provided by the Payee in the Subscription Agreement, or at such other address as such Secured Noteholder has specified by prior written notice to the Company. No notice shall be deemed to have been delivered until the first Business Day following actual receipt thereof at the foregoing address.

21.         Waiver of Jury Trial. The Payee and the Company each hereby waives any right it may have to a trial by jury in respect of any litigation directly or indirectly arising out of, under or in connection with this Secured Note and/or the transactions contemplated hereunder.

Exhibit 10.11

22.         Submission to Jurisdiction.

(i)          Any legal action or proceeding with respect to this Secured Note may be brought in the courts of the State of New York or of the United States of America sitting in New York County, and, by execution and delivery of this Secured Note, the Company hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts.

(ii)         The Company hereby irrevocably waives, in connection with any such action or proceeding, any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, which they may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions.

(iii)        Nothing herein shall affect the right of the Payee to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Company in any other jurisdiction.

23.         GOVERNING LAW. ALL ISSUES AND QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS SECURED NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW RULES OR PROVISIONS (WHETHER OF THE STATE OF NEW YORK OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the Company has executed and delivered this Secured Convertible Promissory Note on the date first written above.

COMPANY:

ABTECH HOLDINGS, INC.

By:
Name: Glenn Rink
Title: President and CEO

Exhibit 10.11

these securities have not been registered with the united states securities and exchange commission or the securities commission of any state pursuant to an exemption from registration under regulation d promulgated under the securities act of 1933, as amended (the “act”). this warrant shall not constitute an offer to sell nor a solicitation of an offer to buy the securities in any jurisdiction in which such offer or solicitation would be unlawful. the securities are “restricted” and may not be resold or transferred except as permitted under the act pursuant to registration or exemption therefrom.

COMMON STOCK PURCHASE WARRANT

(“Warrant”)

To Purchase Shares of $0.001 Par Value Common Stock (“Common Stock”) of

No. [W-__] [   ] Shares

ABTECH HOLDINGS, INC.

THIS CERTIFIES that, for value received, ________________ (the “Purchaser” or “Holder”) is entitled, upon the terms and subject to the conditions hereinafter set forth, at any time on or after the date hereof and on or prior to 8:00 p.m. New York City Time on the date that is five (5) years after the date hereof (the “Termination Date”), but not thereafter, to subscribe for and purchase from AbTech Holdings Inc., a Nevada corporation (the “Company”), a number of shares of the Company’s Common Stock set forth above, subject to adjustment as provided herein (such shares, the “Warrant Shares”) at an initial exercise price of $0.70 per share (as adjusted from time to time pursuant to the terms hereof, the “Exercise Price”). The Exercise Price and the number of shares for which this Warrant is exercisable shall be subject to adjustment as provided herein. This Warrant is being issued in connection with the Subscription Agreement, dated December __, 2013 (the “Subscription Agreement”), entered into between the Company and accredited investors in connection with the Company’s offering of up to $3,500,000 in Secured Convertible Promissory Notes (the “Notes”, and such offering, the “Offering”).

Capitalized terms used herein and not otherwise defined shall have the meaning ascribed thereto in the Subscription Agreement or the Notes, as applicable.

1.	Title of Warrant. Prior to the expiration hereof and subject to compliance with applicable laws, this Warrant and all rights hereunder are transferable, in whole or in part, at the office or agency of the Company by the Holder hereof in person or by duly authorized attorney, upon surrender of this Warrant together with (a) the Assignment Form annexed hereto properly endorsed, and (b) any other documentation reasonably necessary to satisfy the Company that such transfer is in compliance with all applicable securities laws. The term “Holder” shall refer to the Purchaser or any subsequent transferee of this Warrant.

2.	Authorization of Shares. The Company covenants that all shares of Common Stock which may be issued upon the exercise of rights represented by this Warrant will, upon exercise of the rights represented by this Warrant and payment of the Exercise Price as set forth herein, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue or otherwise specified herein).

Exhibit 10.11

3.          Exercise of Warrant.

a.	The Holder may exercise this Warrant, in whole or in part, at any time and from time to time by delivering (which may be by facsimile) to the offices of the Company or any transfer agent for the Common Stock this Warrant, together with a Notice of Exercise in the form annexed hereto specifying the number of Warrant Shares with respect to which this Warrant is being exercised, together with payment in cash to the Company of the Exercise Price therefor, or

b.	In the event that the Warrant is not exercised in full, the number of Warrant Shares shall be reduced by the number of such Warrant Shares for which this Warrant is exercised and/or surrendered, and the Company, if requested by Holder and at its expense, shall within three (3) Trading Days (as defined below) issue and deliver to the Holder a new Warrant of like tenor in the name of the Holder or as the Holder (upon payment by Holder of any applicable transfer taxes) may request, reflecting such adjusted Warrant Shares. Notwithstanding anything to the contrary set forth herein, upon exercise of any portion of this Warrant in accordance with the terms hereof, the Holder shall not be required to physically surrender this Warrant to the Company unless such Holder is purchasing the full amount of Warrant Shares represented by this Warrant. The Holder and the Company shall maintain records showing the number of Warrant Shares so purchased hereunder and the dates of such purchases or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Warrant upon each such exercise. The Holder and any assignee, by acceptance of this Warrant or a new Warrant, acknowledge and agree that, by reason of the provisions of this Section, following exercise of any portion of this Warrant, the number of Warrant Shares which may be purchased upon exercise of this Warrant may be less than the number of Warrant Shares set forth on the face hereof. Certificates for shares of Common Stock purchased hereunder shall be delivered to the Holder hereof within three (3) Trading Days after the date on which this Warrant shall have been exercised as aforesaid. The Holder may withdraw its Notice of Exercise at any time if the Company fails to timely deliver the relevant certificates to the Holder as provided in this Agreement. A Notice of Exercise shall be deemed sent on the date of delivery if delivered before 8:00 p.m. New York Time on such date, or the day following such date if delivered after 8:00 p.m. New York Time; provided that the Company is only obligated to deliver Warrant Shares against delivery of the Exercise Price from the holder hereof and, if the Holder is purchasing the full amount of Warrant Shares represented by this Warrant, surrender of this Warrant (or appropriate affidavit and/or indemnity in lieu thereof). In lieu of delivering physical certificates representing the Warrant Shares issuable upon conversion of this Warrant, provided the Company’s transfer agent is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer program, upon request of the Holder, the Company shall use its best efforts to cause its transfer agent to electronically transmit the Warrant Shares issuable upon exercise to the Holder, by crediting the account of the Holder’s prime broker with DTC through its Deposit Withdrawal At Custodian (“DWAC”) system. The time periods for delivery described above shall apply to the electronic transmittals through the DWAC system. The Company agrees to coordinate with DTC to accomplish this objective.

c.	The term “Trading Day” means (x) if the Common Stock is not listed on the New York or American Stock Exchange but sale prices of the Common Stock are reported on NASDAQ National Market or another automated quotation system, a day on which trading is reported on the principal automated quotation system on which sales of the Common Stock are reported, (y) if the Common Stock is listed on the New York Stock Exchange or the American Stock Exchange, a day on which there is trading on such stock exchange, or (z) if the foregoing provisions are inapplicable, a day on which quotations are reported by National Quotation Bureau Incorporated. The trading exchange or market on which the Company’s Common Stock is listed shall be referred to as the “Principal Market”.

Exhibit 10.11

The Company’s obligations to issue and deliver Warrant Shares upon an exercise in accordance with Section 3 above are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of Warrant Shares. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock upon exercise of this Warrant as required pursuant to the terms hereof.

4.	No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. In lieu of issuance of a fractional share upon any exercise hereunder, the Company will either round up to nearest whole number of shares or pay the cash value of that fractional share, which cash value shall be calculated on the basis of the average closing price of the Common Stock during the five (5) Trading Days immediately preceding the date of exercise.

5.	Charges, Taxes and Expenses. Issuance of certificates for shares of Common Stock upon the exercise of this Warrant shall be made without charge to the Holder hereof for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder of this Warrant or in such name or names as may be directed by the Holder of this Warrant; provided, however, that in the event certificates for shares of Common Stock are to be issued in a name other than the name of the Holder of this Warrant, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder hereof; and provided further, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issuance of any Warrant certificates or any certificates for the Warrant Shares other than the issuance of a Warrant certificate to the Holder in connection with the Holder’s surrender of a Warrant Certificate upon the exercise of all or less than all of the Warrants evidenced thereby.

6.	Closing of Books. The Company will at no time close its shareholder books or records in any manner which interferes with the timely exercise of this Warrant.

7.	No Rights as Shareholder until Exercise. Subject to Section 11 of this Warrant and the provisions of any other written agreement between the Company and the Purchaser, the Purchaser shall not be entitled to vote or receive dividends or be deemed the holder of Warrant Shares or any other securities of the Company that may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Purchaser, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, or change of stock to no par value, consolidation, merger, conveyance or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until this Warrant shall have been exercised as provided herein. However, at the time of the exercise of this Warrant pursuant to Section 3 hereof, the Warrant Shares so purchased hereunder shall be deemed to be issued to such Holder as the record owner of such shares as of the close of business on the date on which this Warrant shall have been exercised.

Exhibit 10.11

8.	Assignment and Transfer of Warrant. This Warrant may be assigned by the surrender of this Warrant and the Assignment Form annexed hereto duly executed at the office of the Company (or such other office or agency of the Company or its transfer agent as the Company may designate by notice in writing to the registered Holder hereof at the address of such Holder appearing on the books of the Company); provided, however, that this Warrant may not be resold or otherwise transferred except (a) in a transaction registered under the Act, or (b) in a transaction pursuant to an exemption, if available, from registration under the Act and whereby, if reasonably requested by the Company, an opinion of counsel reasonably satisfactory to the Company is obtained by the Holder of this Warrant to the effect that the transaction is so exempt.

9.	Loss, Theft, Destruction or Mutilation of Warrant; Exchange. The Company represents warrants and covenants that (a) upon receipt by the Company of evidence and/or indemnity reasonably satisfactory to it of the loss, theft, destruction or mutilation of any Warrant or stock certificate representing the Warrant Shares, and in case of loss, theft or destruction, of indemnity reasonably satisfactory to it, and (b) upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of this Warrant or stock certificate, without any charge therefor. This Warrant is exchangeable at any time for an equal aggregate number of Warrants of different denominations, as requested by the holder surrendering the same, or in such denominations as may be requested by the Holder following determination of the Exercise Price. No service charge will be made for such registration or transfer, exchange or reissuance.

10.	Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday, Sunday or a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a legal holiday.

11.	Adjustments of Exercise Price and Number of Warrant Shares. The number of and kind of securities purchasable upon exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time as set forth in this Section 11.

a.	Subdivisions, Combinations, Stock Dividends and other Issuances. If the Company shall, at any time while this Warrant is outstanding, (i) pay a stock dividend or otherwise make a distribution or distributions on any equity securities (including instruments or securities convertible into or exchangeable for such equity securities) in shares of Common Stock (ii) subdivide outstanding shares of Common Stock into a larger number of shares, or (iii) combine outstanding Common Stock into a smaller number of shares, then the Exercise Price shall be multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding before such event and the denominator of which shall be the number of shares of Common Stock outstanding after such event. Any adjustment made pursuant to this Section 11(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision or combination. The number of shares which may be purchased hereunder shall be increased proportionately to any reduction in Exercise Price pursuant to this paragraph 11(a), so that after such adjustments the aggregate Exercise Price payable hereunder for the increased number of shares shall be the same as the aggregate Exercise Price in effect just prior to such adjustments.

Exhibit 10.11

b.	Other Distributions. If at any time after the date hereof the Company distributes to holders of its Common Stock, other than as part of its dissolution, liquidation or the winding up of its affairs, any shares of its capital stock, any evidence of indebtedness or any of its assets (other than Common Stock), then the number of Warrant Shares for which this Warrant is exercisable shall be increased to equal: (i) the number of Warrant Shares for which this Warrant is exercisable immediately prior to such event, (ii) multiplied by a fraction, (A) the numerator of which shall be the Fair Market Value (as defined below) per share of Common Stock on the record date for the dividend or distribution, and (B) the denominator of which shall be the Fair Market Value price per share of Common Stock on the record date for the dividend or distribution minus the amount allocable to one share of Common Stock of the value (as jointly determined in good faith by the Board of Directors of the Company and the Holder) of any and all such evidences of indebtedness, shares of capital stock, other securities or property, so distributed. For purposes of this Warrant, “Fair Market Value” shall equal the average closing trading price of the Common Stock on the Principal Market for the five (5) Trading Days preceding the date of determination or, if the Common Stock is not listed or admitted to trading on any Principal Market, and the average price cannot be determined as contemplated above, the Fair Market Value of the Common Stock shall be as reasonably determined in good faith by the Company’s Board of Directors and the Holder. If the Fair Market Value of the Common Stock cannot be determined by the Company’s Board of Directors and the Holder after five (5) business days, such determination shall be made by a third party appraisal firm mutually agreeable by the Board of Directors and the Holder, at the expense of the Company (the “Independent Appraiser”). The fair market value as determined by the Independent Appraiser shall be final. The Exercise Price shall be reduced to equal: (i) the Exercise Price in effect immediately before the occurrence of any event (ii) multiplied by a fraction, (A) the numerator of which is the number of Warrant Shares for which this Warrant is exercisable immediately before the adjustment, and (B) the denominator of which is the number of Warrant Shares for which this Warrant is exercisable immediately after the adjustment.

c.	Merger, etc. If at any time after the date hereof there shall be a merger or consolidation of the Company with or into or a transfer of all or substantially all of the assets of the Company to another entity, then the Holder shall be entitled to receive upon or after such transfer, merger or consolidation becoming effective, and upon payment of the Exercise Price then in effect, the number of shares or other securities or property of the Company or of the successor corporation resulting from such merger or consolidation, which would have been received by the Holder for the shares of stock subject to this Warrant had this Warrant been exercised just prior to such transfer, merger or consolidation becoming effective or to the applicable record date thereof, as the case may be. The Company will not merge or consolidate with or into any other corporation, or sell or otherwise transfer its property, assets and business substantially as an entirety to another corporation, unless the corporation resulting from such merger or consolidation (if not the Company), or such transferee corporation, as the case may be, shall expressly assume in writing the due and punctual performance and observance of each and every covenant and condition of this Warrant to be performed and observed by the Company.

Exhibit 10.11

d.	Reclassification, etc. If at any time after the date hereof there shall be a reorganization or reclassification of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, then the Holder shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified herein and upon payment of the Exercise Price then in effect, the number of shares or other securities or property resulting from such reorganization or reclassification, which would have been received by the Holder for the shares of stock subject to this Warrant had this Warrant at such time been exercised.

12.	Voluntary Adjustment by the Company. The Company may at its option, at any time during the term of this Warrant, reduce but not increase the then current Exercise Price to any amount and for any period of time deemed appropriate by the Board of Directors of the Company.

13.	Notice of Adjustment. Whenever the number of Warrant Shares or number or kind of securities or other property purchasable upon the exercise of this Warrant or the Exercise Price is adjusted, the Company, at its expense, shall promptly mail to the Holder of this Warrant a notice setting forth the number of Warrant Shares (and other securities or property) purchasable upon the exercise of this Warrant and the Exercise Price of such Warrant Shares after such adjustment and setting forth the computation of such adjustment and a brief statement of the facts requiring such adjustment.

14.	Authorized Shares. The Company covenants that during the period this Warrant is outstanding and exercisable, it will reserve and keep available from its authorized and unissued Common Stock a sufficient number of shares to provide solely for the issuance of the Warrant Shares upon the exercise of any and all purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law, regulation, or rule of any applicable market or exchange.

15.	Compliance with Securities Laws. The Holder hereof acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered (or if no exemption from registration exists), will have restrictions upon resale imposed by state and federal securities laws. Each certificate representing the Warrant Shares issued to the Holder upon exercise (if not registered, for resale or otherwise, or if no exemption from registration exists) will bear substantially the following legend: THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED, TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

Exhibit 10.11

16.	Purpose of Warrant Shares. Without limiting the Purchaser’s right to transfer, assign or otherwise convey this Warrant or Warrant Shares in compliance with all applicable securities laws, the Holder of this Warrant, by acceptance hereof, acknowledges that this Warrant and the Warrant Shares to be issued upon exercise hereof are being acquired solely for the Purchaser’s own account and not as a nominee for any other party, and that the Purchaser will not offer, sell or otherwise dispose of this Warrant or any Warrant Shares to be issued upon exercise hereof except under circumstances that will not result in a violation of applicable federal and state securities laws.

17.	Miscellaneous.

a.	Issue Date; Choice of Law; Venue; Jurisdiction. The provisions of this Warrant shall be construed and shall be given effect in all respects as if it had been issued and delivered by the Company on the date hereof. This Warrant shall be binding upon any successors or assigns of the Company. This Warrant will be construed and enforced in accordance with and governed by the laws of the State of New York, except for matters arising under the Act, without reference to principles of conflicts of law. Each of the parties consents to the exclusive jurisdiction of the Federal and State Courts sitting in the County of New York in the State of New York in connection with any dispute arising under this Warrant and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens or venue, to the bringing of any such proceeding in such jurisdiction.

b.	Modification and Waiver. This Warrant and any provisions hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought. Any amendment effected in accordance with this paragraph shall be binding upon the Purchaser, each future holder of this Warrant and the Company. No waivers of, or exceptions to, any term, condition or provision of this Warrant, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

c.	Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing by facsimile, mail or personal delivery and shall be effective upon actual receipt of such notice. The addresses for such communications shall be to the addresses as shown on the books of the Company or to the Company at the address set forth in the Offering Documents. A party may from time to time change the address to which notices to it are to be delivered or mailed hereunder by notice in accordance with the provisions of this Section 9.

d.	Severability. Whenever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision of this Warrant in such jurisdiction or affect the validity, legality or enforceability of any provision in any other jurisdiction, but this Warrant shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

e.	Specific Enforcement. The Company and the Holder acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Warrant were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Warrant and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which either of them may be entitled by law or equity.

Exhibit 10.11

f.	Counterparts/Execution. This Warrant may be executed by facsimile and in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute one agreement. Execution and delivery of this Warrant by facsimile transmission (including delivery of documents in Adobe PDF format) shall constitute execution and delivery of this Warrant for all purposes, with the same force and effect as execution and delivery of an original manually signed copy hereof.

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officers thereunto duly authorized.

Dated: December __, 2013

ABTECH HOLDINGS, INC.

By:
Name: Glenn Rink
Title: President and CEO

SIGNATURE PAGE TO THE COMMON STOCK PURCHASE WARRANT]

Exhibit 10.11

NOTICE OF EXERCISE

To:	ABTECH HOLDINGS, INC.

The undersigned hereby irrevocably exercises the right to purchase _______________ shares of Common Stock of AbTech Holdings Inc., a Nevada corporation, evidenced by the attached Warrant, and tenders herewith payment of the aggregate Exercise Price with respect to such shares in full, in the amount of $__________, in cash, by certified or official bank check or by wire transfer for the account of the Company.

The undersigned requests that stock certificates for such Warrant Shares be issued, and a Warrant representing any unexercised portion hereof be issued, pursuant to this Warrant, in the name of the registered Warrant Holder and delivered to the undersigned at the address set forth below.

(Name)

(Signature)

(Address)

Signature

Date:

Exhibit 10.11

ASSIGNMENT FORM

(To assign the foregoing warrant, execute

this form and supply required information.

Do not use this form to exercise the warrant.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

_______________________________________________ whose address is

_______________________________________________________________.

_______________________________________________________________

	Dated:	,

Holder’s Signature:

Holder’s Address:

Signature Guaranteed: ___________________________________________

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

Exhibit 10.11

SECURITY AGREEMENT

This SECURITY AGREEMENT (this “Agreement”), dated as of December ___, 2013 is by and among ABTECH HOLDINGS INC., a company duly organized and validly existing under the laws of Nevada (“AbTech”), ABTECH INDUSTRIES, INC., a company duly organized and validly existing under the laws of Delaware (“AbTech Industries”, together with AbTech and each of their respective subsidiaries, the “Company”), and the holders of the Secured Convertible Promissory Notes (the “Secured Notes”) identified on the signature pages hereto (each, a “Purchaser” and collectively, the “Purchasers”).

WHEREAS, the Company and each of the Purchasers are parties to a Subscription Agreement for the purchase of Secured Notes (such offering the “Secured Note Offering”) (each a “Subscription Agreement” or “Purchase Agreement”), that provides, subject to the terms and conditions thereof, for the issuance and sale by the Company to each of the Purchasers, severally and not jointly, Secured Notes and Warrants as more fully described in the Subscription Agreement; and

WHEREAS, to induce each of the Purchasers to enter into the Purchase Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company has agreed to pledge and grant a security interest in the Collateral (as hereinafter defined) as security for the Secured Obligations (as hereinafter defined). Accordingly, the parties hereto agree as follows:

Section 1.          Definitions. Each capitalized term used herein and not otherwise defined shall have the meaning assigned to such term in the Subscription Agreement (or its Exhibits). In addition, as used herein:

“Accounts” shall have the meaning ascribed thereto in Section 3(a) hereof.

“Business” shall mean the businesses from time to time, now or hereafter, conducted by the Company and its subsidiaries.

“Collateral” shall have the meaning ascribed thereto in Section 3 hereof.

“Copyright Collateral” shall mean all Copyrights, whether now owned or hereafter acquired by the Company or any of its subsidiaries, that are associated with the Business.

“Copyrights” shall mean all copyrights, copyright registrations and applications for copyright registrations, including those shown on Annex 1 hereto, and, without limitation, all renewals and extensions thereof, the right to recover for all past, present and future infringements thereof, and all other rights of any kind whatsoever accruing thereunder or pertaining thereto.

“Deposit Accounts” shall have the meaning ascribed thereto in Section 3(g) hereof.

“Equipment” shall have the meaning ascribed thereto in Section 3(e) hereof.

“Event of Default” shall have the meaning ascribed thereto in Section 8 of the Secured Notes.

Exhibit 10.11

“Excluded Assets” means the collective reference to (a) any asset subject to a purchase money security interest (“PMSI Assets”) in each case to the extent the grant by the Company of a security interest pursuant to this Agreement in the Company’s right, title and interest in such PMSI Asset (i) is prohibited by legally enforceable provisions of any contract, agreement, instrument or indenture governing such PMSI Asset, (ii) would give any other party to such contract, agreement, instrument or indenture a legally enforceable right to terminate its obligations thereunder or accelerate the indebtedness evidenced thereby or (iii) is permitted only with the consent of another party, if the requirement to obtain such consent is legally enforceable and such consent has not been obtained; (b) Motor Vehicles the perfection of a security interest in which is excluded from the Uniform Commercial Code in the relevant jurisdiction; and (c) the Capital Stock in any Foreign Subsidiary, to the extent (but only to the extent) required to prevent the Collateral from including more than 65% of all capital stock of any Foreign Subsidiary of the Company.

“Foreign Subsidiary” shall mean any subsidiary of the Company that is organized under the laws of a jurisdiction outside the United States.

“Instruments” shall have the meaning ascribed thereto in Section 3(e) hereof.

“Intellectual Property” shall mean, collectively, all Copyright Collateral, all Patent Collateral and all Trademark Collateral, together with (a) all inventions, processes, production methods, proprietary information, know-how and trade secrets used or useful in the Business; (b) all licenses or user or other agreements granted to the Company with respect to any of the foregoing, in each case whether now or hereafter owned or used including, without limitation, the licenses or other agreements with respect to the Copyright Collateral, the Patent Collateral or the Trademark Collateral; (c) all customer lists, identification of suppliers, data, plans, blueprints, specifications, designs, drawings, recorded knowledge, surveys, manuals, materials standards, processing standards, catalogs, computer and automatic machinery software and programs, and the like pertaining to the operation by the Company of the Business; (d) all sales data and other information relating to sales now or hereafter collected and/or maintained by the Company that pertain to the Business; (e) all accounting information which pertains to the Business and all media in which or on which any of the information or knowledge or data or records which pertain to the Business may be recorded or stored and all computer programs used for the compilation or printout of such information, knowledge, records or data; (f) all licenses, consents, permits, variances, certifications and approvals of governmental agencies now or hereafter held by the Company pertaining to the operation by the Company and its Subsidiaries of the Business; and (g) all causes of action, claims and warranties now or hereafter owned or acquired by the Company in respect of any of the items listed above.

“Inventory” shall have the meaning ascribed thereto in Section 3(c) hereof.

“Liens” shall mean a lien, charge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Motor Vehicles” shall mean motor vehicles, tractors, trailers and other like property, whether or not the title thereto is governed by a certificate of title or ownership.

“Patent Collateral” shall mean all Patents, whether now owned or hereafter acquired by the Company or any of its subsidiaries that are associated with the Business.

“Patents” shall mean all patents and patent applications, including those shown on Annex 1 hereto, and, without limitation, the inventions and improvements described and claimed therein together with the reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof, all income, royalties, damages and payments now or hereafter due and/or payable under and with respect thereto, including, without limitation, damages and payments for past or future infringements thereof, the right to sue for past, present and future infringements thereof, and all rights corresponding thereto throughout the world.

Exhibit 10.11

“Permitted Indebtedness” shall mean the Company’s existing indebtedness, liabilities and obligations, the Secured Notes and any indebtedness permitted under the Secured Notes.

“Permitted Liens” shall mean (i) the Company’s existing Liens, (ii) the security interests created by this Agreement, (iii) Liens of local or state authorities for franchise, real estate or other like taxes, (iv) statutory Liens of landlords and liens of carriers, warehousemen, bailees, mechanics, materialmen and other like Liens imposed by law, created in the ordinary course of business and for amounts not yet due, (v) tax Liens not yet due and payable, (vi) Liens permitted under the Secured Notes and (vii) existing or future Liens which do not materially affect the value of the Company’s property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries or the Liens granted hereunder.

“PMSI Asset” shall have the meaning ascribed thereto in the definition of Excluded Assets.

“Real Estate” shall have the meaning ascribed thereto in Section 3(m) hereof.

“Secured Notes” shall mean the secured notes with an optional conversion feature issued to Purchasers in the Secured Note Offering.

“Secured Obligations” shall mean, collectively, (a) the principal of and interest on the Secured Notes issued or issuable (as applicable) by the Company and held by the applicable Purchaser and all other amounts from time to time owing to such Purchasers by the Company under the Purchase Agreement and the Secured Notes and (b) all obligations of the Company to such Purchasers thereunder.

“Stock Collateral” shall mean, collectively, the Collateral described in clauses (a) through (c) of Section 3 hereof and the proceeds of and to any such property and, to the extent related to any such property or such proceeds, all books, correspondence, credit files, records, invoices and other papers.

“Trademark Collateral” shall mean all Trademarks, whether now owned or hereafter acquired by the Company or any of its subsidiaries, that are associated with the Business. Notwithstanding the foregoing, the Trademark Collateral does not and shall not include any Trademark which would be rendered invalid, abandoned, void or unenforceable by reason of its being included as part of the Trademark Collateral.

“Trademarks” shall mean all trade names, trademarks and service marks, logos, trademark and service mark registrations, and applications for trademark and service mark registrations, including those shown on Annex 1 hereto, and, without limitation, all renewals of trademark and service mark registrations, all rights corresponding thereto throughout the world, the right to recover for all past, present and future infringements thereof, all other rights of any kind whatsoever accruing thereunder or pertaining thereto, together, in each case, with the product lines and goodwill of the business connected with the use of, and symbolized by, each such trade name, trademark and service mark.

“Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect in the State of New York from time to time.

Exhibit 10.11

Section 2.          Representations and Warranties. The Company represents and warrants to each of the Purchasers that:

a.	The Company is the sole beneficial owner of the Collateral and no Lien exists or will exist upon any Collateral at any time (and, with respect to the Stock Collateral, no right or option to acquire the same exists in favor of any other Person), except for Permitted Liens and the pledge and security interest in favor of each of the Purchasers created or provided for herein which pledge and security interest will constitute a first priority perfected pledge and security interest in and to all of the Collateral (other than (i) Intellectual Property registered or otherwise located outside of the United States of America, (ii) Real Estate, and (iii) as otherwise set forth in this Agreement) upon the filing of the applicable financing statements or delivery of stock certificates required hereunder or other action required by this Agreement necessary to establish “control” as that term is defined in the Uniform Commercial Code over the Collateral for the benefit of the Agent.

b.	the Company owns and possesses the right to use, and has done nothing to authorize or enable any other Person to use, all of its Copyrights, Patents and Trademarks, and all registrations of its material Copyrights, Patents and Trademarks are valid and in full force and effect. Except as may be set forth in said Annex 1, the Company owns and possesses the right to use all material Copyrights, Patents and Trademarks, necessary for the operation of the Business;

c.	to the Company’s knowledge, (i) except as set forth in Annex 1 hereto, there is no violation by others of any right of the Company with respect to any material Copyrights, Patents or Trademarks, respectively, and (ii) the Company is not, in connection with the Business, infringing in any material respect upon any Copyrights, Patents or Trademarks of any other Person; and no proceedings have been instituted or are pending against the Company or, to the Company’s knowledge, threatened, and no claim against the Company has been received by the Company, alleging any such violation, except as may be set forth in said Annex 1; and

d.	the Company does not own any material Trademarks registered in the United States of America to which the last sentence of the definition of Trademark Collateral applies.

Section 3.          Collateral. As collateral security for the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations, the Company and each of its subsidiaries hereby pledges, grants, collaterally assigns, hypothecates and transfers to the Agent on behalf of the Purchasers as hereinafter provided, a security interest in and Lien upon all of the Company’s right, title and interest in, to and under all personal property and other assets of the Company, whether now owned or hereafter acquired by or arising in favor of the Company, whether now existing or hereafter coming into existence, whether owned or consigned by or to, or leased from or to the Company and regardless of where located, except for the Excluded Assets (all being collectively referred to herein as “Collateral”), including:

Exhibit 10.11

a.	all accounts and general intangibles (each as defined in the Uniform Commercial Code) of the Company constituting any right to the payment of money, including (but not limited to) all moneys due and to become due to the Company in respect of any loans or advances for the purchase price of Inventory or Equipment or other goods sold or leased or for services rendered, all moneys due and to become due to the Company under any guarantee (including a letter of credit) of the purchase price of Inventory or Equipment sold by the Company and all tax refunds (such accounts, general intangibles and moneys due and to become due being herein called collectively “Accounts”);

b.	all instruments, chattel paper or letters of credit (each as defined in the Uniform Commercial Code) of the Company evidencing, representing, arising from or existing in respect of, relating to, securing or otherwise supporting the payment of, any of the Accounts, including (but not limited to) promissory notes, drafts, bills of exchange and trade acceptances (herein collectively called “Instruments”);

c.	all inventory (as defined in the Uniform Commercial Code) of the Company and all goods obtained by the Company in exchange for such inventory (herein collectively called “Inventory”);

d.	Intellectual Property;

e.	all other intellectual property and all other accounts or general intangibles of the Company not constituting Intellectual Property or Accounts;

f.	all equipment (as defined in the Uniform Commercial Code) of the Company (herein collectively called “Equipment”);

g.	each contract and other agreement of the Company relating to the sale or other disposition of Inventory or Equipment;

h.	all deposit accounts (as defined in the Uniform Commercial Code) of the Company (herein collectively called “Deposit Accounts”);

i.	all documents of title (as defined in the Uniform Commercial Code) or other receipts of the Company covering, evidencing or representing Inventory or Equipment;

j.	all rights, claims and benefits of the Company against any Person arising out of, relating to or in connection with Inventory or Equipment purchased by the Company, including, without limitation, any such rights, claims or benefits against any Person storing or transporting such Inventory or Equipment;

k.	all estates in land together with all improvements and other structures now or hereafter situated thereon, together with all rights, privileges, tenements, hereditaments, appurtenances, easements, including, but not limited to, rights and easements for access and egress and utility connections, and other rights now or hereafter appurtenant thereto (“Real Estate”); and

l.	all other tangible or intangible property of the Company, including, without limitation, all proceeds, products and accessions of and to any of the property of the Company described in clauses (a) through (m) above in this Section 3 (including, without limitation, any proceeds of insurance thereon), and, to the extent related to any property described in said clauses or such proceeds, products and accessions, all books, correspondence, credit files, records, invoices and other papers, including without limitation all tapes, cards, computer runs and other papers and documents in the possession or under the control of the Company or any computer bureau or service company from time to time acting for the Company.

Exhibit 10.11

Section 4.          Further Assurances; Remedies. In furtherance of the grant of the pledge and security interest pursuant to Section 3 hereof, the Company hereby agrees with each of the Purchasers as follows:

4.01	Delivery and Other Perfection. The Company shall:

a.	if any of the above-described shares, securities, monies or property required to be pledged by the Company under clauses (a), (b) and (c) of Section 3 hereof are received by the Company, forthwith either (x) transfer and deliver to the Purchasers such shares or securities so received by the Company (together with the certificates for any such shares and securities duly endorsed in blank or accompanied by undated stock powers duly executed in blank) all of which thereafter shall be held by the Purchasers, pursuant to the terms of this Agreement, as part of the Collateral or (y) take such other action as the Purchasers shall reasonably deem necessary or appropriate to duly record the Lien created hereunder in such shares, securities, monies or property referred to in said clauses (a), (b) and (c) of Section 3;

b.	deliver and pledge to the Purchasers, at the Purchaser’s request, any and all Instruments, endorsed and/or accompanied by such instruments of assignment and transfer in such form and substance as the Purchasers may request; provided, that so long as no Event of Default shall have occurred and be continuing, the Company may retain for collection in the ordinary course any Instruments received by it in the ordinary course of business and the Purchasers shall, promptly upon request of the Company, make appropriate arrangements for making any other Instrument pledged by the Company available to it for purposes of presentation, collection or renewal (any such arrangement to be effected, to the extent deemed appropriate by the Purchasers, against trust receipt or like document);

c.	give, execute, deliver, file and/or record any financing statement, notice, instrument, document, agreement or other papers that may be necessary (in the reasonable judgment of the Purchasers) to create, preserve, perfect or validate any security interest granted pursuant hereto or to enable the Purchasers to exercise and enforce their rights hereunder with respect to such security interest, including, without limitation, causing any or all of the Stock Collateral to be transferred of record into the name of the Purchasers or their nominee (and the Purchasers agree that if any Stock Collateral is transferred into their name or the name of their nominee, the Purchasers will thereafter promptly give to the Company copies of any notices and communications received by them with respect to the Stock Collateral), provided that notices to account debtors in respect of any Accounts or Instruments shall be subject to the provisions of Section 4.09 below;

Exhibit 10.11

d.	upon the acquisition after the date hereof by the Company of any Equipment covered by a certificate of title or ownership, cause the Purchasers to be listed as the lienholders on such certificate of title and within one hundred twenty (120) days of the acquisition thereof (or such other time as the Purchasers may approve in their sole discretion) deliver evidence of the same to the Purchasers;

e.	keep accurate books and records relating to the Collateral, and, during the continuation of an Event of Default, stamp or otherwise mark such books and records in such manner as the Purchasers may reasonably require in order to reflect the security interests granted by this Agreement;

f.	furnish to the Purchasers from time to time (but, unless an Event of Default shall have occurred and be continuing, no more frequently than quarterly) statements and schedules further identifying and describing the material Copyright Collateral, the Patent Collateral and the Trademark Collateral, respectively, and such other reports in connection with the Copyright Collateral, the Patent Collateral and the Trademark Collateral, as the Purchasers may reasonably request, all in reasonable detail;

g.	permit representatives of the Purchasers, upon reasonable notice, at any time during normal business hours to inspect and make abstracts from its books and records pertaining to the Collateral, and permit representatives of the Purchasers to be present at the Company’s place of business to receive copies of all communications and remittances relating to the Collateral, and forward copies of any notices or communications by the Company with respect to the Collateral, all in such manner as the Purchasers may reasonably require; provided, however, that so long as an Event of Default is not continuing, such visits shall be made not more than once per fiscal year at Company’s expense; and

h.	upon the occurrence and during the continuance of any Event of Default, upon request of the Purchasers, promptly notify each account debtor in respect of any Accounts or Instruments that such Collateral has been assigned to the Purchasers hereunder, and that any payments due or to become due in respect of such Collateral are to be made directly to the Purchasers.

i.	Immediately notify the Purchasers of (i) any name change involving the Company or any subsidiary, and (ii) any disposition of a significant portion of the equity or assets of the Company or any subsidiary.

4.02         Other Financing Statements and Liens. Without the prior written consent of the Agent, the Company shall not file or authorize or permit to be filed, in any jurisdiction, any financing statement or like instrument with respect to the Collateral in which the Purchasers are not named as the sole secured parties, except for Permitted Liens.

4.03         Preservation of Rights. The Purchasers shall not be required to take steps necessary to preserve any rights against prior parties to any of the Collateral.

Exhibit 10.11

4.04       Special Provisions Relating to Certain Collateral.

a.           Intellectual Property.

(i)	For the purpose of enabling the Purchasers to exercise rights and remedies under Section 4.05 hereof at such time as the Purchasers shall be lawfully entitled to exercise such rights and remedies, and for no other purpose, the Company hereby grants to the Purchasers, to the extent assignable, an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to the Company) to use, assign, license or sublicense any of the Intellectual Property (other than the Patent Collateral or goodwill associated therewith) now owned or hereafter acquired by the Company, wherever the same may be located, including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout thereof.

(ii)	Notwithstanding anything contained herein to the contrary, so long as no Event of Default shall have occurred and be continuing and following notice by the Purchasers of the termination of Company’s rights with respect thereto, the Company will be permitted to use, enjoy or protect the Intellectual Property in the ordinary course of the business of the Company. In furtherance of the foregoing, unless an Event of Default shall have occurred and is continuing, the Purchasers shall from time to time, upon the request of the Company, execute and deliver any instruments, certificates or other documents, in the form so requested, which the Company shall have certified are appropriate (in its judgment) to allow it to take any action permitted above. Further, upon the payment in full of all of the Secured Obligations or earlier expiration of this Agreement or release of the Collateral, the Purchasers shall grant back to the Company the license granted pursuant to clause (i) immediately above.

4.05       Events of Default, etc. During the period during which an Event of Default shall have occurred and be continuing:

a.	the Company shall, at the request of the Purchasers, assemble the Collateral owned by it at such place or places, reasonably convenient to both the Purchasers and the Company, designated in its request;

b.	the Purchasers may make any reasonable compromise or settlement deemed desirable with respect to any of the Collateral and may extend the time of payment, arrange for payment in installments, or otherwise modify the terms of, any of the Collateral with the consent of the Company, which shall not be unreasonably withheld;

c.	the Purchasers shall have all of the rights and remedies with respect to the Collateral of a secured party under the Uniform Commercial Code (whether or not said Code is in effect in the jurisdiction where the rights and remedies are asserted) and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted, including, without limitation, the right, to the maximum extent permitted by law, to exercise all voting, consensual and other powers of ownership pertaining to the Collateral as if the Purchasers were the sole and absolute owners thereof (and the Company agrees to take all such action as may be appropriate to give effect to such right);

Exhibit 10.11

d.	the Purchasers in their discretion may, in their name or in the name of the Company or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for any of the Collateral, but shall be under no obligation to do so; and

e.	the Purchasers may, upon 30 Business Days, prior written notice to the Company of the time and place, with respect to the Collateral or any part thereof which shall then be or shall thereafter come into the possession, custody or control of the Purchasers, or any of their respective agents, sell, lease, assign or otherwise dispose of all or any of such Collateral, at such place or places as the Purchasers deem best, and for cash or on credit or for future delivery (without thereby assuming any credit risk), at public or private sale, without demand of performance or notice of intention to effect any such disposition or of time or place thereof (except such notice as is required above or by applicable statute and cannot be waived) and the Purchasers or anyone else may be the purchaser, lessee, assignee or recipient of any or all of the Collateral so disposed of at any public sale (or, to the extent permitted by law, at any private sale), and thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise), of the Company, any such demand, notice or right and equity being hereby expressly waived and released. In the event of any sale, assignment, or other disposition of any of the Trademark Collateral, the goodwill of the Business connected with and symbolized by the Trademark Collateral subject to such disposition shall be included, and the Company shall supply to the Purchasers or their designee, for inclusion in such sale, assignment or other disposition, all Intellectual Property relating to such Trademark Collateral. The Purchasers may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned.

f.	The proceeds of each collection, sale or other disposition under this Section 4.05, including by virtue of the exercise of the license granted to the Agent in Section 4.04(a)(i) hereof, shall be applied in accordance with Section 4.09 hereof.

g.	The Company recognizes that, by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and applicable state securities laws, the Purchasers may be compelled, with respect to any sale of all or any part of the Collateral, to limit purchasers to those who will agree, among other things, to acquire the Collateral for their own account, for investment and not with a view to the distribution or resale thereof. The Company acknowledges that any such private sales to an unrelated third party in an arm’s length transaction may be at prices and on terms less favorable to the Purchasers than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Purchasers shall have no obligation to engage in public sales and no obligation to delay the sale of any Collateral for the period of time necessary to permit the respective Issuer thereof to register it for public sale.

Exhibit 10.11

4.06         Deficiency. If the proceeds of sale, collection or other realization of or upon the Collateral pursuant to Section 4.05 hereof are insufficient to cover the costs and expenses of such realization and the payment in full of the Secured Obligations, the Company shall remain liable for any deficiency.

4.07         Removals, etc. Without at least thirty (30) days’ prior written notice to the Purchasers or unless otherwise required by law, the Company shall not (a) maintain any of its books or records with respect to the Collateral at any office or maintain its chief executive office or its principal place of business at any place, or permit any Inventory or Equipment to be located anywhere other than at the address indicated for the Company in Section 6(g) of the Purchase Agreement or at one of the locations identified in Annex 2 hereto or in transit from one of such locations to another or (b) change its corporate name, or the name under which it does business, from the name shown on the signature page hereto.

4.08         Private Sale. The Purchasers shall incur no liability as a result of the sale of the Collateral, or any part thereof, at any private sale to an unrelated third party in an arm’s length transaction pursuant to Section 4.05 hereof conducted in a commercially reasonable manner. The Company hereby waives any claims against the Purchasers arising by reason of the fact that the price at which the Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale or was less than the aggregate amount of the Secured Obligations, even if the Purchasers accept the first offer received and do not offer the Collateral to more than one offeree.

4.09         Application of Proceeds. Except as otherwise herein expressly provided, the proceeds of any collection, sale or other realization of all or any part of the Collateral pursuant hereto, and any other cash at the time held by the Purchasers under this Section 4, shall be applied by the Purchasers:

First, to the payment of the costs and expenses of such collection, sale or other realization, including reasonable out-of-pocket costs and expenses of the Agent and the fees and expenses of its agents and counsel, and all expenses, and advances made or incurred by the Purchasers in connection therewith;

Next, to the payment in full of the Secured Obligations in each case equally and ratably in accordance with the respective amounts thereof then due and owing to each of the Purchasers; and

Finally, to the payment to the Company, or its successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining.

As used in this Section 4, “proceeds” of Collateral shall mean cash, securities and other property realized in respect of, and distributions in kind of, Collateral, including any thereof received under any reorganization, liquidation or adjustment of debt of the Company or any issuer of or obligor on any of the Collateral.

Exhibit 10.11

4.10         Agent and Attorney-in-Fact. The Purchasers hereby agree that _________ shall be, and is hereby appointed as, their agent and attorney-in-fact (the “Agent”), to act in their name, place and stead with respect to the exercise of all of their rights hereunder, the giving and receipt of all notices and communications hereunder, the execution and delivery of all documents hereunder, and as otherwise provided hereunder. The Agent’s appointment hereunder may be terminated, and a new agent and attorney-in fact for the Purchasers may be appointed, by Purchasers holding a majority in principal amount of the Secured Notes. Until such time as the Company receives written notice from Purchasers holding a majority in principal amount of the Secured Notes of the revocation of Agent’s appointment hereunder and the appointment of a new agent and attorney-in-fact for the Purchasers, the Company shall be entitled to rely upon the Agent’s authority to act for and on behalf of the Purchasers in connection with the performance of any and all obligations of the Company hereunder. Following receipt of such notice, such newly appointed agent and attorney-in-fact shall be deemed the Agent for all purposes hereunder. Without limiting any rights or powers granted by this Agreement to the Purchasers while no Event of Default has occurred and is continuing, upon the occurrence and during the continuance of any Event of Default, the Agent (and any replacement agent appointed by the Purchasers as provided hereunder) is hereby appointed the attorney-in-fact of the Company for the purpose of carrying out the provisions of this Section 4 and taking any action and executing any instruments which the Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, so long as the Purchasers shall be entitled under this Section 4 to make collections in respect of the Collateral, the Agent (and any replacement agent appointed by the Purchasers as provided hereunder) shall have the right and power to receive, endorse and collect all checks made payable to the order of the Company representing any dividend, payment, or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same.

4.11         Perfection; Name Changes. (a) Concurrently with the execution and delivery of this Agreement or within 5 Business Days following the date hereof, the Company shall file such financing statements and other documents in such offices as the Purchasers may reasonably request to perfect the security interests granted by Section 3 of this Agreement (including, without limitation United States Patent and Trademark Office (“USPTO”) filings to perfect the security interest in the Intellectual Property) that may be perfected by such filing; and (b) the Company shall within five (5) Business Days following the date hereof, grant control over any deposit accounts to the Purchasers and hereby agrees to execute any deposit control agreement in order to accomplish such grant of control. The Company covenants that it shall provide the Purchasers with at least ten (10) business days’ prior written notice before effecting any name change for the Company or any of its subsidiaries. Any breach of this covenant shall be considered an Event of Default hereunder.

4.12         Termination. When all Secured Obligations shall have been paid in full under the Purchase Agreement, this Agreement shall terminate, and the Purchasers shall forthwith cause to be assigned, transferred and delivered, against receipt but without any recourse, warranty or representation whatsoever, any remaining Collateral and money received in respect thereof, to or on the order of the Company and to be released and cancelled all licenses and rights referred to in Section 4.04(b)(i) hereof. The Purchasers shall also execute and deliver to the Company upon such termination such Uniform Commercial Code termination statements, certificates for terminating the Liens on the Motor Vehicles and such other documentation as shall be reasonably requested by the Company to effect the termination and release of the Liens on the Collateral.

4.13         Expenses. The Company agrees to pay to the Purchasers all reasonable out-of-pocket expenses (including reasonable expenses for legal services of every kind) of, or incident to, the enforcement of any of the provisions of this Section 4, or performance by the Purchasers of any obligations of the Company in respect of the Collateral which the Company has failed or refused to perform upon reasonable notice, or any actual or attempted sale, or any exchange, enforcement, collection, compromise or settlement in respect of any of the Collateral, and for the care of the Collateral and defending or asserting rights and claims of the Purchasers in respect thereof, by litigation or otherwise, including expenses of insurance, and all such expenses shall be Secured Obligations to the Purchasers secured under Section 3 hereof.

Exhibit 10.11

4.14         Further Assurances. The Company agrees that, from time to time upon the written reasonable request of the Purchasers, the Company will execute and deliver such further documents and do such other acts and things as the Purchasers may reasonably request in order fully to effect the purposes of this Agreement.

4.15         Indemnity. The Company hereby covenants and agrees to reimburse, indemnify and hold the Purchasers and their agents harmless from and against any and all claims, actions, judgments, damages, losses, liabilities, costs, transfer or other taxes, consequential damages and expenses (including, without limitation, reasonable attorneys’ fees and expenses) incurred or suffered without any gross negligence, bad faith or willful misconduct by the Purchasers or their agents, arising out of or incident to any investigation, proceeding or litigation arising out of this Agreement or the administration of the Purchaser’s duties hereunder.

4.16         Subordination to Senior Security Interest. The Purchasers hereby acknowledge that the Pinnacle Notes are secured by a first priority security interest in the Collateral, and agree that the security interest in the Collateral securing the Secured Notes is junior and subordinate to the security interest securing the Pinnacle Notes. Notwithstanding anything contained herein to the contrary, until such time as the Pinnacle Notes and all obligations thereunder have been paid in full, the Purchasers shall not (i) take any action to foreclose their security interest in the Collateral, or (ii) exercise any of their other rights or remedies hereunder in a manner that could reasonably be expected to interfere with or impair the security interest of Pinnacle or its rights with respect to the Collateral. The Purchasers agree to execute and deliver to Pinnacle such other documents as Pinnacle may reasonably request to evidence and provide further assurances with respect to the subordination of the security interest of the Purchasers as provided above.

Section 5.          Miscellaneous.

5.01         No Waiver. No failure on the part of the Purchasers or any of their agents to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Purchasers or any of their agents of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

5.02         Governing Law and Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts to be wholly performed within such state and without regard to conflicts of laws provisions. Any legal action or proceeding arising out of or relating to this Agreement may be instituted in the courts of the State of New York sitting in New York County or in the United States of America for the Southern District of New York, and the parties hereto irrevocably submit to the jurisdiction of each such court in any action or proceeding. Purchasers hereby irrevocably waive and agree not to assert, by way of motion, as a defense, or otherwise, in every suit, action or other proceeding arising out of or based on this Agreement and brought in any such court, any claim that Purchasers are not subject personally to the jurisdiction of the above named courts, that Purchasers’ property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper.

5.03         Notices. All notices, requests, consents and demands hereunder shall be in writing and facsimile (facsimile confirmation required) or delivered to the intended recipient at its address or telex number specified pursuant to Section 6(g) of the Purchase Agreement and shall be deemed to have been given at the times specified in said Section 6(g).

Exhibit 10.11

5.04         Waivers, etc. The terms of this Agreement may be waived, altered or amended only by an instrument in writing duly executed by the Company and the Purchasers.

5.05         Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the Company and each of the Purchasers (provided, however, that the Company shall not assign or transfer its rights hereunder without the prior written consent of the Purchasers).

5.06         Counterparts. This Agreement may be executed in any number of counterparts, all of which together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart. Execution and delivery of this Agreement by facsimile transmission (including delivery of documents in Adobe PDF format) shall constitute execution and delivery of this Agreement for all purposes, with the same force and effect as execution and delivery of an original manually signed copy hereof.

5.07         Severability. If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (a) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Purchasers in order to carry out the intentions of the parties hereto as nearly as may be possible and (b) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

5.08         Adequacy of Consideration. AbTech Industries as owner of the Intellectual Property hereby agrees and acknowledges that the proceeds from the sale of the Secured Notes to Purchasers in the Secured Note Offering constitute good and adequate consideration for the obligations of AbTech Industries hereunder.

[SIGNATURE PAGE FOLLOWS]

Exhibit 10.11

IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be duly executed as of the day and year first above written.

COMPANY:	ABTECH HOLDINGS, INC.

By:
Name: Glenn Rink
Title: President and CEO

ABTECH INDUSTRIES, INC.

By:
Name: Glenn Rink
Title: President and CEO

PURCHASERS:

By:
Name:
Title:

Exhibit 10.11

ANNEX 1

PATENTS, COPYRIGHTS AND TRADEMARKS

List of Trademarks

Registered Trademarks

SMART SPONGE®

ULTRA URBAN®

SMART PAK®

List of Patents

			U.S. Patent Application			PCT Application
	General Description (Short Title)	Inventors	Serial No.	File Date	Status	Serial No.	Date	Country Pending	Country Issued
1	"Doughnut shaped polymer units in sacks, mesh fragments, sacks, and collection techniques. (Nuts & Bolts)	Smith, Allen, Johnson, Hegeman	08/653,228	5/24/1996	Issued 1/25/99 (#5,863,440)	PCT/US97/093 06	5/23/1997	NONE

2	Repeats most #1 plus pasta shaped formed polymer units, the process of forming such units by extrusion, and smaller modified sacks. (Pasta)	Rink, Morris, Stelpstra, Rosania, Hegeman, Allen	09/005,332	1/9/1998	Issued 2/5/02 (#6,344,519B1)	PCT/US98/003 85	1/9/1998	NONE	Singapore - 6/20/00 (#66582);
Australia 7/26/01 (#732308);
Europe 12/1/04 (#0973593);
Canada 5/10/04 (#2,277,163);
China-4/19/06 (#ZL98801774.1);
Mexico-12/8/05 (#232768);
Korea 6/20/06 (#0593867);
Japan 8/8/08 (#4164707)

3	Catch basin system for filtering oil. Folding pad floating in a catchbasin. (Passive Skimmer)	Morris, Stelpstra	09/092,532	6/5/1998	Issued 8/8/00 (#6,099,723)			NONE

4	Storm drain system for filtering oil. Sloped slitted grate with dual basket arrangement. (Curb Inlet Plate)	Morris Stelpstra, Kahn, Pegler, Larsen	09/162,695	9/29/1998	Issued 6/27/00 (#6,080,307)			NONE

5	Storm drain system for filtering oil. Baskets hanging inside storm drains. (Ultra Urban Filter)	Morris, Stelpstra	09/252,041	2/17/1999	Issued 8/22/00 (#6,106,707)	PCT/US 99/03383	2/17/1999	NONE	Australia - 12/19/02 (# 751991) Canada - 5/26/09 (#2321108) Japan - 3/12/10 (#4470133)

6	Chemical aspects of the invention. Claims priority to #2, 3, and 4 above. (Chemical)	Morris, Stelpstra	09/056,349	4/7/1998	Issued 4/01/03 (#6,541,569)			NONE

7	Apparatus Divisional (Division of "Nuts & Bolts")	Rink, Rosania, Smith, Johnson	09/236,681	1/25/1999	Issued 11/7/00 (#6,143,172)	See PCT /US97/09306		NONE

8	Ultra-Urban Filter Continuation	Morris, Stelpstra	09/644,137	8/22/2000	Issued 5/15/01 (#6,231,758)	See PCT/US 99/03383		See above

9	Top-down Ultra-Urban Filter	Morris, Stelpstra	09/711,829	11/13/2000	Issued 3/11/03 (#6,531,059)			NONE

10	Anti-microbial	Manzone	09/952,258	9/13/2001	Issued 3/30/04 (#6,712,976 B2)	PCT/US 02/29061	10/02	NONE	Europe - 7/3/13 (02768844.9) Canada - 11/27/12 ( #2,460,511) Singapore - 7/31/06 (#103019) Japan - 3/26/10 (#4478866)

11	Pasta Continuation	Rink, et. al.	10/038,461	12/31/2001	Issued 4/20/04 (#6,723,791 B2)	See PCT US 98/00385		See above

12	Top-down UUF Divisional	Morris, Stelpstra	10/370,838	2/21/2003	Issued 8/22/06 #7,094,338 B2			NONE

13	Extrusion Process Divisional (Pasta)	Rink, Morris, Stelpstra	10/396,020	3/24/2003	Issued 5/23/06 (#7,048,878 B2)	See PCT/US 98/00385	See above	See above

14	Anti-microbial DIV I	Manzone	10/769,055	1/29/2004	Issued 10/4/06 (#7,125,823 B2)	See PCT/US 02/29061	See above	See above

15	Anti-microbial DIV II	Manzone	10/788,772	2/27/2004	Issued 6/12/07 (#7,229,559B2)	See PCT/US 02/29061	See above	See above

16	Pasta DIV 2 "Sacks"	Rink, et. al.	11/006,354	12/6/2004	Issued 6/12/07 (#7,229,560B2)	See PCT/US 98/00385	See above	See above

Exhibit 10.11

ANNEX 2

LIST OF LOCATIONS

Corporate Offices

4110 North Scottsdale Road, Suite 235

Scottsdale, AZ 85251

Manufacturing

3610-2 East Southern Avenue

Phoenix, AZ 85040

AEWS Engineering, LLC

3100 Smoketree Court, Suite 1000

Raleigh, NC 27604